UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

CITIZENS FIRST BANCORP, INC.

(Exact Name of Registrant as specified in its Charter)

DELAWARE	38-3573582
(State of Incorporation)	(IRS Employer Identification No.)

525 Water Street
Port Huron, Michigan 48060
(Address of principal executive offices, including zip code)

CITIZENS FIRST BANCORP, INC.
MANAGEMENT RESTRICTED STOCK PURCHASE PLAN
(as amended and restated effective June 1, 2002)
(Full Title of the Plan)

Marshall J. Campbell
Chairman, President and Chief Executive Officer
Citizens First Bancorp, Inc.
525 Water Street
Port Huron, Michigan 48060
(810) 987-8300
(Name , address and telephone number of agent for service)

Copies to:
David J. Mack, Esq.
Shumaker, Loop & Kendrick, LLP
1000 Jackson Street
Toledo, Ohio 43624
(419) 321-1396

Calculation of Registration Fee

		Proposed Maximum	Proposed Maximum	Amount of
Title of Securities	Amount to be	Offering Price	Aggregate Offering	Registration
to be Registered	Registered	per Share(1)	Price(1)	Fee
Common Shares, $0.01 par value	425,000	$24.25	$10,306,250	$1,213.05

(1) This figure has been estimated solely for the purpose of determining the registration fee. The figure was calculated pursuant to Rule 457(c) using the average of the high and low prices for the common shares of Citizens First Bancorp, Inc. (the “Company” or “Registrant”) as reported on The NASDAQ National Market on January 26, 2005.

PART I
PART II
ITEM 8. EXHIBITS
SIGNATURES
EXHIBIT INDEX
Opinion of Hill Devendorf, P.C.
Consent of Independent Registered Public Accounting Firm
Consent of Independent Registered Public Accounting Firm
Power of Attorney

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission (the “Commission”) as part of this Form S-8 Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

The contents of the Company’s Registration Statement on Form S-8 (the “Registration Statement”), filed with the Commission on October 11, 2002 (SEC File No. 333-100516), are incorporated into this Registration Statement by reference as if fully restated herein.

ITEM 8. EXHIBITS

          The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8:

Number	Exhibit

3.1	Certificate of Incorporation of Citizens First Bancorp, Inc.(1)

3.2	Bylaws of Citizens First Bancorp, Inc.(1)

5	Opinion of Hill Devendorf, P.C. as to the legality of the securities

23.1	Consent of Hill Devendorf (contained in Exhibit 5)

23.2	Consent of Independent Registered Public Accounting Firm

23.3	Consent of Independent Registered Public Accounting Firm

24	Power of Attorney

(1)	Incorporated by reference into this document from the Exhibits filed with the Registration Statement on Form S-1, and any amendments thereto initially filed with the Commission on November 3, 2000.

SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Port Huron, State of Michigan, on January 27, 2005.

CITIZENS FIRST BANCORP, INC. (Registrant)
By:	/s/ Marshall J. Campbell
Marshall J. Campbell
Chairman, President and Chief Executive Officer (Duly Authorized Representative)

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Marshall J. Campbell Marshall J. Campbell	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	January 27, 2005
/s/ Timothy D. Regan Timothy D. Regan	Secretary, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	January 27, 2005

Directors*

Ronald W. Cooley
Christopher A. Kellerman
Walid Demashkieh, M.D.

* For each of the above directors pursuant to power of attorney filed with this Registration Statement.

By:	/s/ Marshall J. Campbell	January 27, 2005
Marshall J. Campbell
(pursuant to power of attorney)

EXHIBIT INDEX

Number	Exhibit

3.1	Certificate of Incorporation of Citizens First Bancorp, Inc.(1)

3.2	Bylaws of Citizens First Bancorp, Inc.(1)

5	Opinion of Hill Devendorf, P.C. as to the legality of the securities

23.1	Consent of Hill Devendorf (contained in Exhibit 5)

23.2	Consent of Independent Registered Public Accounting Firm

23.3	Consent of Independent Registered Public Accounting Firm

24	Power of Attorney

(1)	Incorporated by reference into this document from the Exhibits filed with the Registration Statement on Form S-1, and any amendments thereto initially filed with the Commission on November 3, 2000.